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STOCK ORDER FORM

First Niagara Financial Group, Inc.

Stock Information Center
6950 South Transit Road
Lockport, NY 14095

FOR INTERNAL USE	
Date	
Batch #	
Order #	
Category #	

PLEASE PRINT CLEARLY AND COMPLETE ALL SHADED AREAS. SEE REVERSE SIDE FOR DETAILED INSTRUCTIONS.

DEADLINE AND DELIVERY

Expiration Date for Orders: 10:00 a.m., New York Time, on **December __, 2002,** unless extended. This original Stock Order Form, properly executed and with full payment, must be received *(not postmarked)* by this deadline. Stock Order Forms may be delivered: (1) by using the return envelope provided, (2) by overnight delivery to the Stock Information Center address on the top of this Form, or (3) by hand delivery to the Stock Information Center. **Photocopies and facsimiles of Stock Order Forms will not be accepted. Stock Order Forms may NOT be hand-delivered to First Niagara Bank branches.**

1. NUMBER OF SHARES

Number of Shares		*Price per Share*		*Amount Due*
	X	$10.00	=	$ .00
25 Share Minimum				*$250 Minimum*

2. METHOD OF PAYMENT *Cash and wires will not be accepted.*

☐ **CHECK HERE IF PAYING BY CHECK(S) OR MONEY ORDER(S).** Enclosed is/are check(s) **payable to First Niagara Financial Group, Inc.** totaling: $ .00

Checks will be cashed upon receipt.

☐ **CHECK & COMPLETE BELOW IF PAYING BY DIRECT ACCOUNT WITHDRAWAL(S)** The undersigned authorizes withdrawal from the First Niagara Bank savings, money market or CD account(s) listed below. Attach a separate page if necessary.

For Internal Use Only	Account Number(s)	Amount
		$ .00
		$ .00
		$ .00
	Total Withdrawal(s):	$ .00

Checking and IRA accounts may not be listed. Funds must be available in the account(s) noted above at the time this order form is submitted.

3. FIRST NIAGARA MANAGEMENT & EMPLOYEES

☐ Check if you are a First Niagara director, officer or employee, or a member of their immediate family, as defined on the reverse side of this form.

4. NATIONAL ASSOCIATION OF SECURITIES DEALERS ("NASD") AFFILIATION

☐ Check here if you are a member of the NASD or a person affiliated with an NASD member or a member of the immediate family of any such person to whose support such person contributes directly or indirectly, or if you have an account in which an NASD member, or person associated with an NASD member, has a beneficial interest. I agree 1) not to sell, transfer or hypothecate the shares of common stock for a period of three months following issuance and 2) to report this subscription in writing to the applicable NASD member within one day of payment for the common stock.

5. PURCHASER INFORMATION **Please read reverse side of this form carefully. *Only one box in this section should be checked.***

PART A. SUBSCRIPTION OFFERING Check the box that reflects the *earliest* date at which the subscriber(s) listed in Section 6 below had First Niagara Bank, Cayuga Bank or Cortland Savings Bank deposit account(s). In the spaces at right, provide requested information for the account(s) owned by the subscriber(s) as of the date indicated in box a, b or c below.

a. ☐ ***Eligible Account Holder*** -- you had deposit account(s) totalling $50 or more on **June 30, 2001.**

b. ☐ ***Supplemental Eligible Account Holder*** -- you do not qualify as 5(a) above, but you had deposit account(s) totalling $50 or more on **September 30, 2002.**

c. ☐ ***Other Member*** -- you do not qualify as either 5(a) or 5(b) above, but you had deposit account(s) on **November __, 2002.**

Name(s) on Deposit Account(s) or Acct. Title	*First Niagara Bank, Cayuga Bank or Cortland Savings Bank Account No(s).*

FAILURE TO PROVIDE COMPLETE ACCOUNT INFORMATION, OR PROVIDING INCORRECT INFORMATION, COULD RESULT IN A LOSS OF ALL OR PART OF YOUR SHARE ALLOCATION.

Please attach a separate page if additional space is required.

PART B. COMMUNITY OFFERING If none of the above (a, b or c) are applicable to you, please check the one box at right that is applicable to your order:

d. ☐ Check if you were a First Niagara Financial stockholder on November __, 2002.

e. ☐ Check if you were not a First Niagara Financial stockholder on November __ , 2002.

6. STOCK REGISTRATION. Please PRINT clearly and provide all information. Read reverse side instructions carefully for important registration information.

IF PURCHASING IN THE SUBSCRIPTION OFFERING, ADDING THE NAMES OF NON-DEPOSITORS, OR DEPOSITORS ELIGIBLE ON A LATER DATE THAN YOU, COULD RESULT IN A LOSS OF PART OR ALL OF YOUR ALLOCATION.

(First Name, Middle Initial, Last Name)	*Social Security No./Tax ID No. (first number listed will be used for reporting)*
(First Name, Middle Initial, Last Name)	*Social Security No./Tax ID No.*
(Street Address)	*(Daytime Phone Number)*
(City, State, Zip) *(County)*	*(Evening Phone Number)*

7. FORM OF STOCK OWNERSHIP. Check the one applicable box. See reverse side for ownership definitions.

☐ Individual. ☐ Joint Tenants. ☐ Tenants in Common. ☐ Uniform Transfer to Minors.
☐ Corporation. ☐ Partnership. ☐ Other.

FOR BROKER USE ONLY (SELF-DIRECTED IRAs):
☐ IRA Social Security Number of Beneficial Owner: ____ - ____ - ____

8. ACKNOWLEDGEMENT AND SIGNATURE Please read the following acknowledgement carefully.

I acknowledge receipt of the Prospectus dated November __, 2002 and that I have read its conditions, including the section entitled "Risk Factors". I agree that after receipt by First Niagara Financial Group, Inc., this Stock Order Form may not be modified or withdrawn without First Niagara Financial's consent, and that if withdrawal from a First Niagara Bank account has been authorized, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing solely for my own account, and there is no agreement or understanding regarding the sale or transfer of the shares, and (3) I am not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that the shares of common stock are not savings accounts or deposits and are not guaranteed or insured by the Federal Deposit Insurance Corporation or any other government agency.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. The Plan of Conversion and Reorganization and applicable law and regulations prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer, the legal or beneficial ownership of subscription rights or the underlying stock to the account of another. First Niagara Financial Group, Inc. will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights, Management will not honor orders known to involve such transfer.

ORDER NOT VALID UNLESS SIGNED

ONE SIGNATURE REQUIRED, UNLESS SECTION (2) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL. IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC., PLEASE INCLUDE YOUR FULL TITLE.

Signature	*Date*	*Signature*	*Date*

QUESTIONS? See reverse side of this Form, or call the Stock Information Center at (866) 293-3776, Monday through Friday from 9:00 a.m. to 4:00 p.m., New York Time.

STOCK ORDER FORM INSTRUCTIONS

(1) SHARES REQUESTED — Indicate the number of shares that you wish to purchase, and the total amount due. The minimum purchase is 25 shares. In the Subscription Offering and in the Community Offering, the maximum purchase is $1.0 million (100,000 shares). Further, no person, together with associates and persons acting in concert, may purchase an aggregate of more than $2.5 million (250,000 shares) in all categories of the stock offering combined. First Niagara Financial stockholders are also subject to an overall ownership limitation that includes exchange shares they will receive. See the Prospectus section entitled "The Conversion — Limitations on Common Stock Purchases", for a detailed description of purchase limitations and a definition of "associates" and of "acting in concert". By signing this Stock Order Form, you confirm that your order does not conflict with the purchase and ownership limitations.

(2) METHOD OF PAYMENT – CHECKS OR MONEY ORDERS: Personal checks, bank checks or money orders should be payable to **First Niagara Financial Group, Inc.** *These will be cashed upon receipt.* **ACCOUNT WITHDRAWALS:** List the First Niagara Bank account(s) and the amount to be withdrawn from each. *Funds authorized must be available at the time this Stock Order Form is submitted.* A hold will be placed on the amount(s) designated, and the funds will be unavailable to you for withdrawal for other purposes. Early withdrawal penalties will be waived for direct withdrawals for the purchase of shares. Note: Retirement accounts (such as IRAs) and checking accounts may not be designated for direct withdrawal on this form. See "Buying Stock Through an IRA", below, or page __ of the Prospectus, for further information. Your ability to use such funds may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are currently held.

(3) FIRST NIAGARA BANK/FIRST NIAGARA FINANCIAL GROUP, INC. MANAGEMENT & EMPLOYEES – Check the box, If applicable. Immediate family includes spouse, parents, siblings and also children who live in the same house as the director, officer or employee.

(4) NASD AFFILIATION – If applicable, check the box.

(5) PURCHASER INFORMATION – PART A — Subscription Offering: To qualify in the Subscription Offering, the subscriber(s) listed in Section 6 must have had qualifying First Niagara Bank, Cayuga Bank or Cortland Savings Bank deposit account(s) on either June 30, 2001 *(box a)*, September 30, 2002 *(box b)* or November __, 2002 *(box c)*. Check the one box that applies – note that, to check box a or b you must have had an aggregate deposit of $50 or more. In the space provided, list all accounts owned by the subscriber(s) at the applicable date. Include all accounts in which the subscriber(s) had ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's accounts. If purchasing shares for a corporation, list only the corporation's accounts. Attach a separate page, if necessary. **Failure to complete this section, or providing incomplete or incorrect information, could result in a loss of all or part of your stock allocation.** Adding the names of non-depositors, or depositors whose only accounts were opened at a later date than yours, will jeopardize your offering priority. **PART B** — Community Offering: This applies only if you do not qualify in the Subscription Offering *(boxes a, b or c)*. Check only one box (d or e) in Part B. See "The Conversion" section of the Prospectus for a detailed explanation of the Subscription Offering and the Community Offering, and the method of allocating shares in the event there are orders for more shares than are available.

(6) STOCK REGISTRATION – *Clearly print* the name(s) and address in which you want the stock certificate registered and mailed. IMPORTANT: If you checked box a, b, or c in Section 3(A) you must register the stock *only* in the name(s) of depositors with qualifying accounts at the same date. Adding the name(s) of non-depositors, or those who became depositors only at a later eligibility date than you, will be a violation of your subscription rights and may result in a loss of part or all of your share allocation. See page __ of the Prospectus for a detailed description. A Social Security Number or Tax ID Number must be provided. The first number listed will be identified with the stock certificate for tax purposes. **ONE STOCK CERTIFICATE WILL BE GENERATED PER ORDER FORM. IF CERTIFICATES OF VARIED SHARE AMOUNTS ARE DESIRED, YOU MUST COMPLETE SEPARATE STOCK ORDER FORMS (EACH FOR A MINIMUM OF 25 SHARES). CALL THE STOCK INFORMATION CENTER FOR ADDITIONAL FORMS.**

(7) FORM OF STOCK OWNERSHIP — For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. If you have any questions, please consult your legal advisor. When registering stock, do not use two initials. Use full first name, middle initial and last name. Check the one box that applies.

BUYING STOCK INDIVIDUALLY: Indicate the name, mailing address and Social Security Number of the individual owner. Include the first name, middle initial and last name of the individual. Omit words that do not affect ownership, such as "Mrs.", "Dr.", "special account", etc. You may not indicate a beneficiary. Upon the individual's death, the stock will be owned by the estate and distributed as indicated by the will or otherwise in accordance with law. If ordering in the Subscription Offering, the individual listed must have had qualifying deposits on June 30, 2001, September 30, 2002 or November __, 2002.

BUYING STOCK JOINTLY: If registering stock in more than one person's name for an order placed in the Subscription Offering, only persons with qualifying accounts at the same date (June 30, 2001, September 30, 2002 or November __, 2002) may be listed. Two choices exist for stock registered in more than one name:

JOINT TENANTS — Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares.

TENANTS IN COMMON— Upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares.

BUYING STOCK FOR A MINOR: A minor may acquire stock under the Uniform Transfers to Minors Act if the minor is the actual owner of the stock, with an adult custodian listed on the stock registration, who is responsible for the investment until the minor reaches legal age (18 or 21 years or age, depending on the state). Only one minor and one custodian may be listed. Please note that if ordering in the Subscription Offering, the minor must have had qualifying deposits at June 30, 2001, September 30, 2002 or November __, 2002.

Completing Section 6 for a Minor: On the first line, print the first name, middle initial and last name of the custodian; followed by "CUST". On the second line, print the first name, middle initial and last name of the minor. To the right of the minor's name, indicate his or her Social Security Number; do not list the custodian's Social Security Number. Standard postal service state abbreviations should be used. For example, stock held by John P. Doe as custodian for Susan A. Doe under the New York Uniform Transfers to Minors Act will be abbreviated John P. Doe, CUST Susan A. Doe UTMA-NY.

BUYING STOCK FOR A CORPORATION/PARTNERSHIP: On the first name line, write the name of the corporation or partnership and list that entity's Tax ID Number. Note that, if ordering in the Subscription Offering, the corporation or partnership must have had qualifying deposits at June 30, 2001, September 30, 2002 or November __, 2002.

BUYING STOCK THROUGH AN IRA: Stock must be held in self-directed IRAs, such as at a brokerage firm. First Niagara Bank IRAs are not self-directed. Please contact the Stock Information Center as soon as possible for assistance with IRA-related questions. Your ability to use such funds for the purchase may depend on timing constraints and, possibly, on limitations imposed by the institution where the funds are currently held. If ordering in the Subscription Offering, the beneficial owner of the IRA must have had qualifying deposits at June 30, 2001, September 30, 2002 or November __, 2002.

FOR BROKER/TRUSTEE USE ONLY — Placing an Order for Self-directed Retirement Accounts: Registration should reflect the firm's registration requirements. For example, on the first line, indicate the name of the firm followed by "TRUSTEE" or "CUSTODIAN" followed by the name of the beneficial owner on the second line (for example: FBO JOHN SMITH IRA). You may indicate an account number or other identifying information. Indicate the firm's address and department where mailings should be directed, including the stock certificate. Indicate the Tax ID Number under which your firm's IRAs are reported.

BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY: Information provided with respect to stock to be held in a fiduciary capacity must include: The name(s) of the fiduciary, the fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. The date of the document governing the relationship, except that the date of a trust created by a will need not be included. The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John P. Doe, Trustee Under Agreement Dated 10-1-87 for Susan A. Doe.

(8) ACKNOWLEDGMENT AND SIGNATURE – Please review this form before signing and read the Prospectus carefully before making an investment decision. Stock Order Forms submitted without a signature will not be accepted.

A postage-paid return envelope is enclosed. If sending via overnight delivery, address to:
First Niagara Financial Group, Inc., Stock Information Center, 6950 South Transit Road, Lockport, NY 14095

QUESTIONS? Call (866) 293-3776, Monday through Friday from 9:00 a.m. to 4:00 p.m., New York Time